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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 22, 2002

HAGGAR CORP.
(Exact name of Registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	0-20850 (Commission file number)	75-2187001 (I.R.S. Employer Identification Number)

6113 Lemmon Avenue
Dallas, Texas 75209
(Address of principal executive offices including zip code)

(214) 352-8481
(Registrant's telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        The following exhibit is being furnished pursuant to Item 9.

  (c)
  Exhibits.

  99.1
  —Press Release dated November 22, 2002.

Item 9. Regulation FD Disclosure.

        In a press release dated November 22, 2002, Haggar Corp. (the "Company") announced that it has filed a declaratory action in response to a demand previously received from Mr. Thomas G. Kahn, purportedly acting individually or as trustee or co-trustee for Kahn Brothers & Co. Profit Sharing Plan & Trust, requesting that the Company provide him with access to the Company's stock ledger. The Company initiated the litigation because it believes that the demand made by Mr. Kahn is deficient in several respects under Nevada law and that it is in the best interest of the Company's stockholders to provide access to the Company's stock ledger only to persons legally entitled to that access. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated into this Item 9 by reference.

Limitation on Incorporation by Reference

        In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGGAR CORP. (Registrant)
Date: November 22, 2002	By:	/s/ DAVID M. TEHLE
	Name:	David M. Tehle
	Title:	Executive Vice President, Chief Financial Officer

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  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURE